SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2002

POWER INTEGRATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5245 Hellyer Avenue San Jose, California (Address of principal executive offices)	95138-1002 (Zip Code)

(408) 414-9200
(Registrant’s telephone number, including area code)

Item 4.    Changes in Registrant’s Certifying Accountant.

On June 21, 2002, Power Integrations, Inc. (the “Company”) dismissed its independent auditors, Arthur Andersen LLP (“AA”), and engaged the services of KPMG LLP (“KPMG”) as its new independent auditors for its current fiscal year ending December 31, 2002.  After an evaluation of services provided by a number of independent accounting firms, the Company’s Audit Committee of the Board (the “Audit Committee”) authorized the dismissal of AA and the engagement of KPMG.

During the two most recent fiscal years, and the subsequent interim period through June 21, 2002, there were no disagreements between the Company and AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to AA’s satisfaction, would have caused AA to make reference to the subject matter of the disagreement in connection with its reports; and there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K.

The audit reports of AA on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. We have requested to receive a letter from AA indicating its concurrence with the disclosures in this and the preceding paragraph.

During the fiscal years of the Company ended December 31, 2000 and 2001, and the subsequent interim period through June 21, 2002, the Company did not consult with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits. — None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER INTEGRATIONS, INC.

Date:	June 27, 2002	By:	/s/ JOHN M. COBB
John M. Cobb Chief Financial Officer